AMENDMENT TO
                           CONSTRUCTION LOAN AGREEMENT

         THIS AMENDMENT dated this 24th day of September, 1997 is an amendment to that certain Construction Loan Agreement between SUN TRUST BANK, SOUTH FLORIDA, N.A. ("Lender") and SEA GARDENS BEACH AND TENNIS RESORT, INC., a Florida corporation ("Borrower"), which construction Loan Agreement is hereinafter referred to as the "Agreement".

                               W I T NE S S E T H:

         WHEREAS, Lender has issued a commitment letter dated August 12, 1997 (the "Commitment") to the Borrower, which Commitment extends to the Borrower an additional $1,000,000.00 in construction financing (the "Future Advance") for construction of the improvements set forth in SCHEDULE 1 attached to this Amendment (the "Improvements"); and

         WHEREAS, the Borrower, as well as the guarantors, have accepted the terms and conditions of the Commitment; and

         WHEREAS, the parties desire to amend the Agreement as more fully set forth hereafter.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, including but not limited to the Future Advance made by the Lender to the Borrower, the parties hereto agree as follows:

         1. Prior to any disbursements of the Future Advance, the Borrower and the guarantors set forth on EXHIBIT "A" (the "Guarantors") shall execute and deliver or cause to be executed and delivered to Lender the documents set forth on SCHEDULE 2 attached (the "Future Advance Loan Documents").

         2. Initial funding of the Future Advance loan proceeds will be made in accordance with the requirements of Article II of the Agreement.

         3. The method and conditions of disbursement of the Future Advance loan proceeds shall be in accordance with Article V of the Agreement.

         4. The term "Note" as used in the Agreement shall hereafter refer to the $14,000,000.00 Consolidated Promissory Note of even date delivered by the Borrower to the Lender and which consolidates and replaces the $13,000,000.00 Future Advance Promissory Note described in the Agreement and the $1,000,000.00 Future Advance Promissory Note from Borrower to lender of even date representing the Future Advance. The term "Loan Documents" shall hereafter be deemed to include Future Advance Loan Documents.

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

         5. The Borrower hereby restates and ratifies all of its representations and warranties set forth in Article III of the Agreement, as well as the covenants of the Borrower set forth in Article IV of the Agreement, and hereby confirms that all such representations and warranties are true and correct as of the date of the execution of this Amendment and there has been no breach of any affirmative or negative covenants of the borrower under the Agreement.

         6. Paragraph 9 Article VIII ("PARTIAL RELEASES.") is hereby deleted and is replaced with following:

                  9. PARTIAL RELEASE IN THE OCEAN PALMS PARCEL. Provided there exists no event of default under this Loan Agreement, the Note, the Mortgage or any related Loan Documents, at the closings of the sale of vacation ownership weeks in the Ocean Palms parcel, Lender will release such vacation ownership weeks from the lien of the Mortgage upon payment of the applicable release price together with a $25.00 release fee per vacation ownership week ($12.50 for biennial unit weeks). The release prices shall be determined based upon the outstanding principal balance of the Note as of the date that the Future Advance loan proceeds are fully funded and shall be in such an amount that would cause repayment of that Note principal balance on such date in full assuming eighty-five percent (85%) of the vacation ownership weeks in the Ocean Palms Parcel are sold and released. The release price for biennial vacation ownership weeks will be one-half of the vacation ownership week release price.

                     Payments received from the Borrower after 1:00 a.m. eastern time will be effective on the next business day.

         7. The Borrower and Lender hereby confirm, except as amended herein, that all the other terms and conditions of the Agreement shall remain in full force and effect and the Borrower further covenants that it known of no defaults by the Borrower or the Lender under the Agreement and the Borrower has no defenses or offsets to the enforcement of the Agreement or the Loan Documents or the Future Advance Loan Documents and that same continue in full force and effect this date and will continue so during the term of the Loan and the Future Advance.

         IN WITNESS WHEREOF, the Borrower and Lender have duly executed this Agreement the day and year written above.

Witnesses:                                 BORROWER:
                                           SEA GARDENS BEACH AND TENNIS
                                           RESORT, INC.

/s/ SANDRA L. WITTE                        By:/s/ HENRY M. CAIRO
----------------------------------            ---------------------------------
                                              HENRY M. CAIRO, Chief Operating
/s/ CAROLYN C. BLACK                          Officer/Chief Financial Officer
----------------------------------

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

                                           LENDER:
                                           SUN TRUST BANK, SOUTH FLORIDA, N.A.

/s/ SANDRA L. WITTE                        By:/s/ CHARLENE A. BENDER
----------------------------------            ---------------------------------
                                           CHARLENE A. BENDER
/S/ CAROLYN C. BLACK                       First Vice President
----------------------------------


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


                                   EXHIBIT "A"
                                  (Guarantors)

                                 RALPH P. MULLER

                          VACATION BREAK RESORTS, INC.

                           VACATION BREAK U.S.A., INC.

                         ATLANTIC MARKETING REALTY, INC.


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

                                   SCHEDULE I

$  210,786          Construction of two model units located on the second floor behind the banquet area initially to be utilized as The
                    Palms model units with ultimate sale as unit weeks.

    18,891          Remodeled Exit rooms.

   201,556          Remodeled Sales Room

   186,035          Converted restaurant to Welcome Center.

   252,056          Remodeling Reception Area & General Offices

   130,676          Housewares for The Palms
----------
$1,000,000          TOTAL


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

                                   SCHEDULE 2
                         (Description of Loan Documents)

1.     $1,000,000.00 Future Advance Promissory Note

2.     Closing Statement

3.     Mortgage Modification Agreement

4.     Ratification of Guarantees

5.     Closing Protection Letter

6.     Mortgagor's Affidavit

7.     Flood Hazard Notice

8.     Insurance Anti-Coercion Statement

9.     Corporate Resolutions and Certificates of Good Standing

10.    Opinion of Borrower's counsel

11.    Compliance Certificate

12.    Spousal Joinder


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